                                                                   Exhibit 10.23








                         SECURITY AGREEMENT (NAVY II)
                           (Governmental Approvals)

                                   Dated as

                                of May 28, 1999


                                    between


                     FPL ENERGY OPERATING SERVICES, INC.,
                            a Florida corporation,


                                      and

                     U.S. BANK TRUST NATIONAL ASSOCIATION,
                              as Collateral Agent

                               TABLE OF CONTENTS
                               -----------------

1.  Definitions...............................................   2

2.  Assignment, Pledge and Grant of Security Interest.........   2

3.  Obligations Secured.......................................   3

4.  Events of Default.........................................   3

5.  Remedies..................................................   4

6.  Remedies Cumulative; Delay Not Waiver.....................   5

7.  Covenants.................................................   6

8.  Certain Consents and Waivers..............................   6

9.  Representations and Warranties............................   8

10. Notices...................................................   9

11. Further Assurances........................................  10

12. Place of Perfection; Records..............................  11

13. Continuing Assignment and Security Interest; Transfer.....  11

14. Attorneys' Fees...........................................  12

15. Severability..............................................  12

16. Time......................................................  12

17. Agreement for Security Purposes...........................  12

18. Governing Law.............................................  12

19. Reinstatement.............................................  12

20. Waiver of Jury Trial......................................  13

21. Amendment.................................................  13

22. Duties and Liabilities of the Collateral Agent Generally..  13

                              SECURITY AGREEMENT
                              ------------------

     This Security Agreement ("Agreement"), dated as of May 28, 1999, is entered
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into by and between FPL ENERGY OPERATING SERVICES, INC., a Florida corporation ("Grantor"), and U.S. BANK TRUST NATIONAL ASSOCIATION, in its capacity as
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collateral agent ("Collateral Agent"), for the benefit of U.S. BANK TRUST
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NATIONAL ASSOCIATION, in its capacity as trustee ("Trustee") for the holders of
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all senior secured notes issued pursuant to that certain Indenture dated as of May 28, 1999 (the "Indenture"), among Trustee, Coso Finance Partners, a
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California general partnership ("Navy I"), Coso Energy Developers, a California general partnership ("BLM"), Coso Power Developers, a California general
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partnership ("Navy II"), and Caithness Coso Funding Corp., a Delaware
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corporation (the "Issuer") (such notes, the "Senior Secured Notes," and the
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holders thereof, the "Holders of the Senior Secured Notes") and all other
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Permitted Additional Senior Lenders (as defined in the Indenture).


                                    PREFACE
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     A. Issuer has, as of the date of this Security Agreement, issued $413,000,000 of the Senior Secured Notes, the proceeds of which will be used to make loans to the Coso Partnerships.

     B. Pursuant to a Guarantee dated as of the date of this Security Agreement (the "Guarantee") the Coso Partnerships have guaranteed to Trustee and
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the Holders of the Senior Secured Notes the payment and performance of Issuer's obligations under the Senior Secured Notes and the Indenture.

     C. The Grantor is party to the Operation and Maintenance Agreement dated as of May 28, 1999, by and between Navy II and the Grantor (the "Plant O&M
                                                                 ---------
Agreement").
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     D. As a condition precedent to the sale of the Senior Secured Notes, the Grantor is required to have executed this Security Agreement as security for the payment and performance of the Navy II's obligations under the Guarantee.

     E. As additional security for the payment and performance of Navy II's obligations under the Guarantee, it is the intent of Grantor to grant to the Collateral Agent, for the benefit of the Trustee, the Holders of the Senior Secured Notes and the Permitted Additional Senior Lenders, if any, a security interest in the Collateral (as defined below) as security for the payment and performance of Navy II's obligations under the Guarantee.


                                   AGREEMENT
                                   ---------

          In consideration of the premises herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Grantor hereby agrees with the Collateral Agent as follows:

     1.   Definitions. (a) Unless otherwise defined, all terms used herein which
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are defined in the Indenture shall have their respective meanings therein defined and the Rules of Interpretation included in the Indenture shall apply hereto. All terms defined in the UCC shall have the respective meanings given to those terms in the UCC; and (b) "UCC" shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

     2.   Assignment, Pledge and Grant of Security Interest.
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          (a) To secure the timely payment and performance of the Obligations (as that term is defined in Section 3), Grantor does hereby assign, grant and pledge to, and subject to a security interest in favor of, the Collateral Agent, on behalf of the Trustee, the Holders of the Senior Secured Notes, and the Permitted Additional Senior Lenders, if any, all the estate, right, title and interest of Grantor, whether now owned or hereafter acquired, in, to and under:

               (i) all Governmental Approvals (as defined in the Indenture), solely to the extent relating to the Navy II Project, whether now existing or hereafter acquired; excluding, however, any such Governmental Approvals and consents which by their terms or by operation of law would become void solely by virtue of a security interest being granted therein;

               (ii) the proceeds of all of the foregoing (all of the collateral described in clauses (i) and (ii) being herein collectively referred to as the "Collateral"), including without limitation (1) all rights of Grantor to receive moneys due and to become due under or pursuant to the Collateral, (2) all rights of Grantor to receive return of any premiums for or proceeds of any insurance, indemnity, warranty or guaranty with respect to the Collateral or to receive condemnation proceeds, (3) all claims of Grantor for damages arising out of or for breach of or default under the Governmental Approvals or any other Collateral, and (4) to the extent not included in the foregoing, all proceeds receivable or received when any and all of the foregoing Collateral is sold, collected, exchanged or otherwise disposed, whether voluntarily or involuntarily.

          (b) Anything herein contained to the contrary notwithstanding, to the extent set forth in the Plant O&M Agreement Grantor shall remain liable under each of the Governmental Approvals, to perform all of the obligations undertaken by it thereunder, and the Collateral Agent shall have no obligation or liability under any of such Governmental Approvals by reason of or arising out of this Agreement (during the period of Grantor's right of use and possession thereof as provided herein), nor shall the Collateral Agent be required or obligated in any manner to perform or fulfill any obligations of Grantor thereunder.

          (c) Upon the occurrence and during the continuance of an Event of Default,

Grantor does hereby constitute the Collateral Agent, acting for and on behalf of Trustee, the Holders of the Senior Secured Notes, and the Permitted Additional Senior Lenders, if any, and each successor or assign thereof, the true and lawful attorney of Grantor, irrevocably, with full power coupled with an interest (in the name of Grantor or otherwise) to ask, require, demand, receive, compound and give acquittance for any and all claims arising out of the Governmental Approvals to elect remedies thereunder, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings in connection therewith which the Collateral Agent may deem to be necessary or advisable; provided, however, that the Collateral Agent shall give Grantor notice of any action taken by it as such attorney-in-fact promptly after taking any such action.

     3.   Obligations Secured.  This Agreement and all of the Collateral secure
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the payment and performance of Navy II's (a) obligations under its Guarantee, including, but not limited to, the payment of all amounts owed to Trustee for the benefit of the Holders of the Senior Secured Notes and (b) obligations owing, if any, to the Permitted Additional Senior Lenders, of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, pursuant to the terms of the Guarantee, or any other instrument evidencing Permitted Indebtedness (other than Permitted Indebtedness described in clause (e) of the definition of Permitted Indebtedness), including, but not limited to, the payment of all amounts owed to the Collateral Agent of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, pursuant to the terms of the Indenture, the Financing Documents or this Agreement, including all interest, fees, charges, expenses, attorney's fees and accountant's fees (all such obligations being herein called the "Obligations").
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     4.   Events of Default. The following shall constitute an Event of Default
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hereunder:

          (a) The occurrence and continuance of an Event of Default under the Guarantee (as such term is defined in the Indenture), whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body; and

          (b) the failure on the part of Grantor to observe or perform any covenant, condition or agreement on its part to be observed or performed under, or the breach of any representation or warranty of Grantor contained in this Agreement and such failure continues uncured for 30 or more days from the date a Responsible Officer of Grantor receives notice thereof from the Collateral Agent; provided that if Grantor commences and diligently pursues efforts to cure such default within such 30-day period, Grantor may continue to effect such cure of the default and such default will not be deemed an Event of Default for an additional 60 days so long as Grantor is diligently pursuing such cure.

     5.   Remedies.
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          (a) Subject to the terms of the Guarantee and the notice and other requirements of applicable law, if any Event of Default has occurred and is continuing, the Collateral Agent may (i) exercise the rights of acceleration set forth in Section 5.2 of the Indenture, (ii) proceed to protect and enforce the rights vested in it by this Agreement, and to enforce its rights hereunder by such appropriate judicial proceedings as it shall deem most effective to protect and enforce any of such rights, either at law or in equity or otherwise, whether for specific enforcement of any covenant or agreement contained in any of the Governmental Approvals, or in aid of the exercise of any power therein or herein granted, or for any foreclosure hereunder and sale under a judgment or decree in any judicial proceeding, or to enforce any other legal or equitable right vested in it by this Agreement or by law; (iii) cause any action at law or suit in equity or other proceeding to be instituted and prosecuted to collect or enforce any Obligations or rights included in the Collateral, or to foreclose or enforce any other agreement or other instrument by or under or pursuant to which such Obligations are issued or secured, either in Grantor's name or in Collateral Agent's name as Collateral Agent may deem necessary, subject in each case to the provisions and requirements thereof; (iv) sell or otherwise dispose of any or all of the Collateral or cause the Collateral to be sold or otherwise disposed of in one or more sales or transactions, at such prices as the Collateral Agent may deem commercially reasonable, and for cash or on credit or for future delivery, without assumption of any credit risk, at any broker's board or at public or private sale, without demand of performance or notice of intention to sell or of time or place of sale (except such notice as is required by applicable statute and cannot be waived or is contemplated herein or by the other Financing Documents), it being agreed that the Collateral Agent may be a purchaser on behalf of Trustee, the Holders of the Senior Secured Notes, the Permitted Additional Senior Lenders, if any, or on its own behalf at any such sale and that the Collateral Agent or anyone else who may be the purchaser of any or all of the Collateral so sold shall thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any equity of redemption, of Grantor, any such demand, notice or right and equity being hereby expressly waived and released to the extent permitted by law; (v) incur reasonable expenses, including reasonable attorneys' fees, consultants' fees, and other costs appropriate to the exercise of any right or power under this Agreement; (vi) perform any obligation of Grantor under this Agreement, or under any other Financing Document, Project Document or Additional Project Document, and make payments, purchase, contest or compromise any encumbrance, charge, or lien, and pay taxes and expenses, without, however, any obligation so to do;
(vii) take possession of the Collateral and render it usable, and repair and renovate the same, without, however, any obligation to do so, and enter upon the site where the Project is located or any other location where the same may be located for that purpose, control, manage, operate, rent and lease the Collateral, either separately or in conjunction with the Project, collect all rents and income from the Collateral and apply the same to reimburse the Holders of the Senior Secured Notes or the Permitted Additional Senior Lenders, if any, for any cost or expenses incurred hereunder or under any of the Financing Documents and to the payment or performance of the Obligations, and apply the balance to whomsoever is legally entitled thereto; (viii) secure the appointment of a receiver of the Collateral or any part thereof (to the extent and in the manner provided by applicable law); or (ix) exercise any other or additional rights or remedies granted to a secured party under the UCC. If, pursuant to applicable law, prior notice of any such action is required to be given to Grantor, Grantor hereby acknowledges that the minimum time required by such applicable law, or if no minimum is specified, ten (10) Business Days, shall be deemed a reasonable notice period. Notwithstanding anything herein to the contrary, any purchase price obtained by the Collateral Agent in a foreclosure sale instituted and prosecuted in accordance with the terms hereof shall be deemed binding and conclusive on the parties hereto and the Trustee, the Holders of the Senior Secured Notes and the Permitted Additional Senior Lenders, if any.

          (b) All costs and expenses (including, but without being limited to, reasonable attorneys' fees and expenses) incurred by the Collateral Agent in connection with any such suit or proceeding, or in connection with the performance by the Collateral Agent of any of Grantor's agreements contained herein or in any exercise of Collateral Agent's rights or remedies hereunder, including any of the Governmental Approvals pursuant to the terms of this Agreement, together with interest thereon (to the extent permitted by law) computed at a rate per annum equal to the "Prime Rate" of Bankers Trust Company, as such rate is announced from time to time, plus one percent (1%), said rate to change when and as the said Prime Rate changes, from the date on which such costs or expenses are incurred to the date of payment thereof, shall constitute additional indebtedness secured by this Agreement and shall be paid by Navy II to the Trustee on demand.

     6.   Remedies Cumulative; Delay Not Waiver.
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          (a) No right, power or remedy herein conferred upon or reserved to the Collateral Agent is intended to be exclusive of any other right, power or remedy, and every such right, power and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right, power and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy. Resort to any or all security now or hereafter held by the Collateral Agent, may be taken concurrently or successively and in one or several consolidated or independent judicial actions or lawfully taken nonjudicial proceedings, or both.

          (b) No delay or omission of the Collateral Agent to exercise any right or power accruing upon the occurrence and during the continuance of any Event of Default as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and every power and remedy given by this Agreement may be exercised from time to time, and as often as shall be deemed expedient, by the Collateral Agent.

          (c) The net proceeds of any foreclosure, collection, recovery, receipt, appropriation, realization or sale of the Collateral shall be applied in the order of priority specified in Section 5.10 of the Indenture. If all Obligations and any other amounts due under this Agreement have been indefeasibly paid, satisfied and discharged in full, any surplus then remaining shall be paid to Grantor, if it is lawfully entitled to receive the same, or shall be paid to whomsoever a court of competent jurisdiction may direct.

     7.   Covenants.  Grantor covenants as follows:
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          (a) Any action or proceeding to enforce this Agreement or any Assigned Agreement may be taken by the Collateral Agent either in Grantor's name or in the Collateral Agent's name, as the Collateral Agent may deem necessary.

          (b) Not to make any other assignment (other than to Collateral Agent) of its rights under the Governmental Approvals, except to Navy II or a successor operator in accordance with the Plant O&M Agreement.

          (c) To do all acts that may reasonably be necessary to maintain, preserve and protect the Collateral.

          (d) Not to use or permit any Collateral to be used unlawfully or in material violation of any provision of applicable statute, regulation or ordinance.

          (e) To pay promptly when due all taxes, assessments, charges, encumbrances and liens now or hereafter imposed upon or affecting any Collateral.

          (f) To procure, execute and deliver from time to time any endorsements, assignments, financing statements and other writings reasonably necessary to perfect, maintain and protect the Collateral Agent's security interest hereunder and the priority thereof.

          (g) To appear in and defend any action or proceeding that may affect its title to or the Collateral Agent's interest in the Collateral.

          (h) Not to sell, encumber, lease, rent, or otherwise dispose of or transfer any Collateral or right or interest therein.

          (i) To comply with all laws, regulations and ordinances relating to the Collateral.

     8.   Certain Consents and Waivers.
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          (a) Grantor hereby waives, to the maximum extent permitted by law (i) all rights under any law limiting remedies, including recovery of a deficiency, under an obligation secured by a deed of trust on real property if the real property is sold under a power of sale contained in the deed of trust, and all defenses based on any loss whether as a result of any such sale or otherwise, of Grantor's right to recover any amount from Navy II, whether by right of subrogation or otherwise; (ii) all rights under any law to require Collateral Agent to pursue Navy II or any other Person, any security which Collateral Agent may hold, or any other remedy before proceeding against Grantor; (iii) all rights of reimbursement or subrogation, all rights to enforce any remedy that Collateral Agent, the Trustee, the Holders of the Senior Secured Notes or the Permitted Additional Senior Lenders, if any, may have against Navy II, and all rights to participate in any security held by Collateral Agent until the Obligations have been paid and the covenants of the Indenture have been performed in full; (iv) all rights to require Collateral Agent to give any notices of any kind, including without limitation notices of nonpayment, nonperformance, protest, dishonor, default, delinquency or acceleration, or to make any presentments, demands or protests, except as expressly provided herein and in the Indenture; (v) all rights to assert the bankruptcy or insolvency of Navy II as a defense hereunder or as the basis for rescission hereof; (vi) all rights under any law purporting to reduce Grantors' Obligations hereunder if Navy II's Obligations are reduced; (vii) all defenses based on the disability or lack of authority of Navy II or any Person, the repudiation of the Guarantees or any related Financing Documents by Navy II or any Person, the failure by Collateral Agent, the Trustee, the Holders of the Senior Secured Notes or any Permitted Additional Senior Lender, if any, to enforce any claim against Navy II, or the unenforceability in whole or in part of any Financing Document; (viii) all suretyship and guarantor's defenses generally; (ix) all rights to insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshaling of assets, redemption or similar law, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by Grantor or its obligations under, or the enforcement by Collateral Agent of, this Agreement; (x) any requirement on the part of Collateral Agent, Trustee, the Holders of the Senior Secured Notes or any Permitted Additional Senior Lender, if any, to mitigate the damages resulting from any default; and (xi) except as otherwise specifically set forth herein, all rights of notice and hearing of any kind prior to the exercise of rights by Collateral Agent upon the occurrence and during the continuation of an Event of Default to repossess with judicial process or to replevy, attach or levy upon the Collateral. To the extent permitted by applicable law, Grantor waives the posting of any bond otherwise required of Collateral Agent in connection with any judicial process or proceeding to obtain possession of, replevy, attach, or levy upon the Collateral, to enforce any judgment or other security for the Obligations, to enforce any judgment or other court order entered in favor of Collateral Agent, or to enforce by specific performance, temporary restraining order, preliminary or permanent injunction, this Agreement or any other agreement or document between Grantor, Collateral Agent, Trustee, the Holders of the Senior Secured Notes or any Permitted Additional Senior Lender, if any. Grantor further agrees that upon the occurrence and continuance of an Event of Default, Collateral Agent may elect to nonjudicially or judicially foreclose against any real or personal property security it holds for the Obligations or any part thereof, or to exercise any other remedy against Navy II, any security or any guarantor, even if the effect of that action is to deprive a Grantor of the right to collect reimbursement from Navy II for any sums paid by Grantor to Collateral Agent, Trustee or any Holder of the Senior Secured Notes or any Permitted Additional Senior Lender, if any.

          (b) If Collateral Agent may, under applicable law, proceed to realize its benefits under any of the Financing Documents giving Collateral Agent a Lien upon any Collateral, whether owned by any Navy II, Grantor or by any other Person, either by judicial foreclosure or by nonjudicial sale or enforcement, Collateral Agent may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of the rights and remedies of Collateral Agent under this Agreement. In the event Collateral Agent shall bid at any foreclosure or trustee's sale or at any private sale permitted by law or the Financing Documents, Collateral Agent may bid all or less than the amount of Obligations. To the extent permitted by applicable law, the amount of the successful bid at any such sale, whether Collateral Agent or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations.

     9.   Representations and Warranties.  Grantor represents and warrants as
          ------------------------------
follows:

          (a) No effective financing statement or other instrument similar in effect covering all or any part of Grantor's interest in the Collateral is on file in any recording office, except such as may have been filed pursuant to this Agreement and the other Financing Documents or pursuant to the documents evidencing Permitted Liens.

          (b) Grantor has not assigned any of its rights under the Governmental Approvals except as specifically provided in this Agreement or as set forth in the Indenture.

          (c) Grantor will perform and comply, in all material respects, with all obligations and conditions on its part to be performed hereunder with respect to the Collateral.

          (d) Grantor (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has all requisite power and authority under the laws of its state of organization to enter into this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby, (ii) is duly qualified, authorized to do business and in good standing in each jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary, and (iii) has all requisite power and authority; (W) to carry on its business as now being conducted and as proposed to be conducted by it; (X) to execute, deliver and perform this Agreement; (Y) to take all action as may be necessary to consummate the transactions contemplated hereunder; and (Z) to grant liens and security interest provided for in this Agreement.

          (e) Grantor has (i) taken all necessary action to authorize the execution, delivery and performance of this Agreement; and (ii) duly executed and delivered this Agreement. Neither Grantor's execution and delivery of this Agreement nor its consummation of the transactions contemplated hereby nor its compliance with the terms hereof (i) does or will contravene the documents of formation of Grantor or any other requirements of law applicable to or binding on such Grantor or any of its properties, (ii) does or will contravene or result in any breach of or constitute any default under, or result in or require the creation of any Lien (other than Permitted Liens) upon any of its property under, any agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected or (iii) does or will require the consent or approval of any Person which has not already been obtained.

          (f) This Agreement is the legal, valid and binding obligation of such Grantor, enforceable against such Grantor in accordance with its terms, except to the extent the enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors' rights generally and subject to general equitable principles.

          (g) Grantor is the lawful owner of and has full right, title and interest in and to, the Collateral, subject to no mortgages, liens, charges, or encumbrances of any kind (other than hereunder) and has full power and lawful authority to pledge, assign and grant a security interest in the Collateral granted by it hereunder. Grantor will, so long as any Obligations shall be outstanding, warrant and defend its title to the Collateral against any claims and demands which may affect to a material extent its title to, or the Collateral Agent's right or interest in, such Collateral.

          (h) Grantor will not directly or indirectly create, incur, assume or suffer to exist any Liens on or with respect to any part of the Collateral other than the rights and interests of the Collateral Agent, the Trustee, the Holders of the Senior Secured Notes and the Permitted Additional Senior Lenders, if any, hereunder. Grantor will at its own cost and expense promptly take such action as may be necessary to discharge any such liens not so permitted.

          (i) Any action or proceeding to enforce the rights granted or to protect or preserve the Collateral under this Agreement may be taken by Collateral Agent either in Grantor's name or in Collateral Agent's name, as Collateral Agent may deem necessary.

          (j) Grantor will, at all times, keep accurate and complete records of the Collateral. Grantor shall, at all times on three (3) Business Days' notice, permit representatives of Collateral Agent at any time during normal business hours of such Grantor to inspect and make abstracts from such Grantor's books and records pertaining to the Collateral. Upon the occurrence and continuance of any Event of Default, at Collateral Agent's request, Grantor shall promptly deliver any and all such records to Collateral Agent.

          (k) Grantor will give prompt notice in writing to Collateral Agent of any change in the location of the place of business where correspondence, notices or proceeds in connection with the Collateral are received or located or of any change in the location of the place of business where records concerning Collateral are kept.

     10.  Notices. Any notice or communication by the Grantor or the Collateral
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Agent to the other is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the other's address:


          If to the Grantor:

          FPL Energy Operating Services, Inc.
          700 Universe Blvd.
          Juno Beach, FL  33408
          Telecopier No.: (561) 691-7309
          Attention: Vice President - Operations

          With a copy to:

          FPL Energy Operating Services, Inc.
          6952 Preston Ave.
          Livermore, CA 94552
          Telecopier No.: (925) 455-3101

          Attention: Vice President - Operations

          If to the Collateral Agent:

          U.S. Bank Trust National Association
          One California Street
          Fourth Floor
          San Francisco, California 94111
          Telecopier No.: (415) 273-4590

     11.  Further Assurances.
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          (a) Grantor agrees that from time to time, at the expense of Navy II, Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or required, or that the Collateral Agent may reasonably request, in order to perfect and protect the assignment and security interest granted or intended to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, Grantor will: (i) if any Collateral shall be evidenced by a promissory note or other instrument, deliver and pledge to the Collateral Agent, for the benefit of Trustee, the Holders of Senior Secured Notes and the Permitted Additional Senior Lenders, if any, such note or instrument duly endorsed (without recourse) and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to enable the Collateral Agent to enforce the provisions of this Agreement and the security interests described herein; and (ii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments, endorsement or notices, as may be necessary or required, or as the Collateral Agent may reasonably request, in order to perfect and preserve the assignments and security interests granted or purported to be granted hereby; it being understood and agreed that the Collateral Agent shall have no obligation in respect of the filing of such statements or in the perfection or preservation of any such security interests.

          (b) Grantor hereby authorizes the Collateral Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of Grantor where permitted by law; provided that no financing statement that constitutes a security agreement shall be filed in the State of Florida. Copies of any such statement or amendment thereto shall promptly be delivered to Grantor.

          (c) Navy II shall pay all filing, registration and recording fees or refiling, re-registration and re-recording fees, and all expenses incident to the execution and acknowledgment of this Agreement, any instruments of further assurance, and (except as otherwise provided in the Indenture) all federal, state, county and municipal stamp taxes and other taxes, duties, imports, assessments and charges arising out of or in connection with the execution and delivery of this Agreement, any agreement supplemental hereto and any instruments of further assurance.

     12.  Place of Perfection; Records. The location of Grantor's chief
          ----------------------------
executive office is 700 Universe Blvd., Juno Florida 33408, and the location of Grantor's place of business is Inyo and Kern County, California. Grantor shall give the Collateral Agent at least forty-five (45) days prior written notice before it changes the location of its chief executive office and shall at the expense of Navy II execute and deliver such instruments and documents as required to maintain a prior perfected security interest and as requested by the Collateral Agent. Grantor will hold and preserve such records and will permit representatives of the Collateral Agent upon reasonable notice during normal business hours to inspect and make abstracts from such records.

     13.  Continuing Assignment and Security Interest; Transfer. This Agreement
          -----------------------------------------------------
shall create a continuing assignment of and security interest in the Collateral and shall (i) remain in full force and effect until the earlier of (x) payment in full of the Obligations or (y) termination of the Plant O&M Agreement and transfer of the Collateral to Navy II or a successor operator of the Navy II Project, (ii) be binding upon Grantor, its successors and assigns and (iii) inure, together with the rights and remedies of the Collateral Agent, to the benefit of the Trustee, the Holders of the Senior Secured Notes, the Permitted Additional Senior Lenders, if any, and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), but subject to Section 2.06 of the Indenture, the Holders of the Senior Secured Notes may assign or otherwise transfer their Senior Secured Notes to any other Person, and such other Person shall thereupon become vested with all or an appropriate part of the benefits in respect thereof granted to the Holders of the Senior Secured Notes herein or otherwise. The release of the security interest in any or all of the Collateral, the taking or acceptance of additional security, or the resort by Collateral Agent to any security it may have in any order it may deem appropriate, shall not affect the liability of any person on the indebtedness secured hereby. Upon the payment in full of the Obligations, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to Grantor. Upon any such termination, the Collateral Agent shall, at Grantor's expense, execute and deliver to Grantor such documents as Grantor shall reasonably request to evidence such termination. If this Agreement shall be terminated or revoked by operation of law, Grantor will indemnify and save Collateral Agent, Trustee, the Holders of the Senior Secured Notes and the Permitted Additional Senior Lenders, if any, harmless from any loss which may be suffered or incurred by Collateral Agent, Trustee, the Holders of the Senior Secured Notes and the Permitted Additional Senior Lenders, if any, in acting hereunder prior to the receipt by Collateral Agent, its successors, transferees, or assigns of written notice of such termination or revocation.


     14.  Attorneys' Fees. In the event any legal action or proceeding
          ---------------
(including without limitation any of the remedies provided for herein or at law) is commenced to enforce or interpret this Agreement or any provision thereof, the prevailing party shall be entitled to recover its reasonable attorneys' fees and other reasonable costs and expenses incurred therein from the losing party, and, if a judgment or award is entered in any such action or proceeding, such attorneys' fees and other costs and expenses may be made a part of such judgment or award.

     15.  Severability. Any provision of this Agreement which is prohibited or
          ------------
unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     16.  Time.  Time is of the essence of this Agreement.
          ----

     17.  Agreement for Security Purposes.  This Agreement is for security
          -------------------------------
purposes only. Accordingly, the Collateral Agent shall not, pursuant to this Agreement, enforce Grantor's rights with respect to the Collateral, including the exercise of any rights granted under the Consents, until such time as an Event of Default shall have occurred and is continuing at the time such enforcement is sought, and after any required notice of such enforcement has been given, and until such time, subject to the terms of the Indenture and the other Financing Documents, Grantor reserves the right to exercise all of its right, title and interest in, to and under the Collateral (including the Governmental Approvals).

     18.  Governing Law. This Agreement, including all matters of construction,
          -------------
validity, performance and the creation, validity, enforcement or priority of the lien of, and security interests created by, this Agreement in or upon the Collateral shall be governed by the laws of the State of New York, without reference to conflicts of law (other than Section 5-1401 of the New York General Obligations Law), except as required by mandatory provisions of law and except to the extent that the validity or perfection of the lien and security interest hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of New York.

     19.  Reinstatement. This Agreement shall continue to be effective or be
          -------------
reinstated, as the case may be, if at any time any amount received by Collateral Agent in respect of the Obligations is rescinded or must otherwise be restored or returned by Collateral Agent upon the insolvency, bankruptcy, reorganization, liquidation of Grantor or any of the Coso Partnerships or upon the dissolution of, or appointment of any intervenor or conservator of, or trustee or similar official for, Grantor or any of the Coso Partnerships or any substantial part of Grantor's or any of the Coso Partnership's assets, or otherwise, all as though such payments had been made.

     20.  WAIVER OF JURY TRIAL. GRANTOR AND COLLATERAL AGENT HEREBY KNOWINGLY,
          --------------------
VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF COLLATERAL AGENT OR GRANTOR. THIS PROVISION IS A MATERIAL INDUCEMENT FOR COLLATERAL AGENT TO ENTER INTO THIS AGREEMENT.

     21.  Amendment. No modification or waiver of any of the provisions of this
          ---------
Agreement shall be binding on Collateral Agent, except as expressly set forth in a writing duly signed and delivered by Collateral Agent and which is otherwise in accordance with Article 8 of the Indenture.

     22.  Duties and Liabilities of the Collateral Agent Generally.
          --------------------------------------------------------

          (a) The Collateral Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. The Collateral Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement or be a trustee for or have any fiduciary obligation to any party hereto.

          (b) The duties and obligations of the Collateral Agent shall be determined solely by the express provisions of this Agreement, and the Collateral Agent shall take such action with respect to this Agreement as it shall be directed in writing by Trustee, and the Collateral Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement and no implied covenants or obligations shall be read into this Agreement against the Collateral Agent; and

               (i) In the absence of bad faith on the part of the Collateral Agent, the Collateral Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Collateral Agent which conform to the requirements of this Agreement;

               (ii) The Collateral Agent shall not be liable for any error of judgment made in good faith by an officer or officers of the Collateral Agent, unless it shall be conclusively determined by a court of competent jurisdiction that the Collateral Agent was negligent in ascertaining the pertinent facts; and

               (iii) The Collateral Agent shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with any direction of Trustee or Grantor given under this Agreement.

          (c) None of the provisions of this Agreement shall require the Collateral Agent to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

          (d) The Collateral Agent may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

          (e) Whenever in the administration of the provisions of this Agreement the Collateral Agent shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action to be taken hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Collateral Agent, be deemed to be conclusively proved and established by a certificate signed by a Responsible Officer of Trustee or Grantor as the case may be, and delivered to the Collateral Agent and such certificate, in the absence of negligence or bad faith on the part of the Collateral Agent, shall be full warrant to the Collateral Agent for any action taken, suffered or omitted by it under the provisions of this Agreement upon the faith thereof.

          (f) The Collateral Agent may consult with counsel and the advice or any opinion of counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or opinion of counsel.

          (g) The Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, entitlement order, approval or other paper or document.

          (h) The Collateral Agent may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians or nominees appointed with due care, and shall not be responsible for any willful misconduct or negligence on the part of or for the supervision of, any agent, attorney, custodian or nominee so appointed.

          (i) Navy II shall pay or reimburse the Collateral Agent upon Collateral Agent's request for all reasonable expenses, disbursements and advances incurred or made by the Collateral Agent in accordance with any of the provisions hereof or any other documents executed in connection herewith (including the compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ). The obligations of Navy II under this Section 22(i) to compensate the Collateral Agent and to pay or reimburse the Collateral Agent for reasonable expenses, disbursements and advances shall survive the satisfaction and discharge of this Agreement or the earlier resignation or removal of the Collateral Agent.

          (j) Any corporation into which the Collateral Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Collateral Agent shall be a party, or any corporation succeeding to the business of the Collateral Agent shall be the successor of the Collateral Agent hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

          (k) Neither the Collateral Agent nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted under this Agreement or in connection therewith except to the extent caused by the Collateral Agent's negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, no longer subject to appeal or review. The parties each (for itself and any person or entity claiming through it) hereby releases, waives, discharges, exculpates and covenants not to sue the Collateral Agent for any action taken or omitted under this Agreement except to the extent caused by the Collateral Agent's negligence or willful misconduct. Anything in this Agreement to the contrary notwithstanding, in no event shall the Collateral Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Collateral Agent has been advised of the likelihood of such loss or damage and regardless of the form of action,

          (l) The Collateral Agent shall not be responsible in any manner whatsoever for the correctness of any recitals, statements, representations or warranties contained herein or in the other Security Documents, except for those made by the Collateral Agent, or for filing any financing statement, continuation statement or any other perfection instrument or notice, or for recording or re-recording any Security Document in any public office at any time or for taking any other action to perfect or maintain the perfection, priority or effectiveness of any interest on any of the Collateral or in any other property granted to it hereunder or under any of the other Security Documents. The Collateral Agent makes no representations as to the value or condition of the Collateral or any part thereof, or as to the title of the Grantor thereto or as to the security afforded by the Security Documents or this Agreement or as to the validity, execution, enforceability, legality or sufficiency of this Agreement, of any other Security Document, of the Obligations secured hereby and thereby and the Collateral Agent shall incur no liability or responsibility in respect of any such matters. The Collateral Agent shall not be responsible for insuring the Collateral or for the payment of taxes, charges, assessments or liens upon the Collateral or for the maintenance of the Collateral, except that in the event the Collateral Agent enters into possession of all or any part of the Collateral, the Collateral Agent shall preserve the portion of the Collateral in its possession.

          (m) The Collateral Agent shall not be required to ascertain or inquire as to the Grantor's performance of any of the covenants or agreements contained herein or in any Security Document. Whenever it is necessary, or in the opinion of the Collateral Agent advisable, for the Collateral Agent to ascertain the amount of obligations then held by a Trustee, on behalf of the Holders of the Senior Secured Notes, or Permitted Additional Senior Lender, the Collateral Agent may conclusively rely on a certificate of such party as to such amount

     23.  No Recourse.  Funding Corporation agrees that neither Grantor nor any
          -----------
officer, director, employee, shareholder, partner or holder of Capital Stock of Grantor, nor any director, officer, employee, incorporator, shareholder, partner or member of any partner of Grantor or any Affiliate of any such party (collectively, the "Nonrecourse Parties") shall be personally liable under this
                    -------------------
Agreement for the payment of any sums now or hereafter owing Collateral Agent under the terms of, or for the performance of any obligation contained in, this Agreement. Collateral Agent agrees that its rights shall be limited to proceeding against the security provided or intended to be provided hereunder and that it shall have no right to proceed against the Nonrecourse Parties for
(a) the satisfaction of any monetary obligation of, or enforcement of any monetary claim against, Grantor, (b) the performance of any obligation, covenant or agreement arising under this Agreement, or (c) any deficiency judgment remaining after foreclosure of any property securing the obligations hereunder; provided that (v) the foregoing provisions of this Section 23 shall not constitute a waiver, release or discharge of any of the Indebtedness, or of any of the terms, covenants, conditions or provisions of this agreement or any Financing Document and the same shall continue until fully paid, discharged, observed or performed; (w) the foregoing provisions of this Section 23 shall not limit or restrict the right of the Collateral Agent, the Holders of the Senior Secured Notes, the Depositary or the Trustee to name Grantor or any other Person as a defendant in any action or suit for a judicial foreclosure or for the exercise of any other remedy under or with respect to this Agreement or any other Financing Document, or for injunction or specific performance, so long as no judgment in the nature of a deficiency judgment shall be enforced against any Nonrecourse Party, except as set forth in this Section 6.11; (x) the foregoing provisions of this Section 23 shall not in any way limit or restrict any right or remedy of Collateral Agent, the Holders of the Senior Secured Notes, the Depositary or the Trustee (or any assignee or beneficiary thereof or successor thereto) with respect to, and all of the Nonrecourse Parties shall remain fully liable to the extent that it would otherwise be liable for its own actions with respect to, any fraud, or willful misrepresentation, (y) the foregoing provisions of this Section 23 shall not affect or diminish or constitute a waiver, release or discharge or limit in any way the rights and remedies available to Collateral Agent, the Holders of the Senior Secured Notes, the Depositary or the Trustee (or any assignee or beneficiary thereof or successor thereto) with respect to, and all of the Nonrecourse Parties shall remain fully liable to the extent provided therein pursuant to (i) the Plant O&M Agreement and the Consent executed by Grantor to the Collateral Agent with respect thereto or (ii) any Person rendering a legal opinion, in each case under this clause (z) relating solely to such liability of such Person as may arise under such referenced instrument, agreement or opinion; and (z) the foregoing provisions of this Section 23 shall not affect or diminish or constitute a waiver, release or discharge or limit in any way the rights and remedies available to Collateral Agent, the Holders of the Senior Secured Notes, the Depositary or the Trustee (or any assignee or beneficiary thereof or successor thereto) with respect to the security granted by the Nonrecourse Parties as security for the obligations of Grantor or Funding Corporation..

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, Grantor and Collateral Agent have caused this Security Agreement to be duly executed by their partners and officers thereunto duly authorized, as of the day and year first above written.

GRANTOR:
--------

                    FPL ENERGY OPERATING SERVICES, INC.,
                    a Florida corporation




                    By:       /s/ John A. Keener
                              ------------------
                              Name:  John A. Keener
                              its:  Vice President

COLLATERAL AGENT:
-----------------


                    U.S. BANK TRUST NATIONAL ASSOCIATION
                    as Collateral Agent



                    By:       /s/ Judy P. Manansala
                              ---------------------
                              Name:  Judy P. Manansala
                              its:  Trust Officer


The undersigned consents and agrees to the foregoing.

                    COSO POWER DEVELOPERS,
                    a California general partnership

                         By:  New CTC Company, LLC,
                              a Delaware limited liability company,
                              its Managing General Partner

                              By:  /s/ Christopher T. McCallion
                                   ----------------------------
                                   Christopher T. McCallion
                                   Executive Vice President


                         By:  Caithness Navy II Group, LLC,
                              a Delaware limited liability company,
                              its General Partner

                              By:  /s/ Christopher T. McCallion
                                   ----------------------------
                                   Christopher T. McCallion
                                   Executive Vice President